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                                                                    EXHIBIT 21.1

Subsidiaries of America West Holdings Corporation (the "Registrant")

                                                                    Percent
     Subsidiary              Jurisdiction of Incorporation           Owned
     ----------              -----------------------------          -------

America West Airlines, Inc.          Delaware                         100%